                                                                  EXHIBIT (d)(2)



AMENDMENT dated as of March 16, 2005 to AGREEMENT AND PLAN OF MERGER dated as of February 28, 2005

AMONG:

(1)  SAP AMERICA, INC., a Delaware corporation (PARENT)

(2) SAPPHIRE EXPANSION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (SUB), and

(3)  RETEK INC., a Delaware corporation (the COMPANY).

WHEREAS:

(A) Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of February 28, 2005 (the ORIGINAL AGREEMENT); and

(B) the parties wish to amend certain terms of the Original Agreement as hereinafter provided;

NOW, THEREFORE, the parties hereto agree as follows:


1.   REFERENCES AND DEFINED TERMS

     All references in the Original Agreement to "the Merger Agreement," "this Agreement," "herein," "hereof," "hereby," or "hereunder" shall be deemed to be references to the Original Agreement, as amended by this Amendment. Notwithstanding anything to the contrary in this Paragraph 1, all references in the Original Agreement to "the date of this Agreement" or "the date hereof" shall be deemed to be references to February 28, 2005; provided that the reference in Section 4.21 of the Original Agreement shall be deemed to refer to the date of this Amendment. All terms used herein that are defined in the Original Agreement have meanings set forth therein.

2.   THE OFFER PRICE

     The dollar amount set forth in Paragraph (B) of the Preamble of the Original Agreement as the defined "Offer Price" is hereby amended to be $11.00.

3.   THE TERMINATION FEE

     The dollar amount set forth in Section 7.6(b) of the Original Agreement as the defined "Termination Fee" is hereby amended to be $25,000,000.

4.   SECTION 4.12 OF THE COMPANY DISCLOSURE SCHEDULE

     Annex 1 to this Amendment replaces Section 4.12 of the Company Disclosure
     Schedule in its entirety.

5.   ANNEX 1

     The beginning of the third sentence in Annex 1 to the Original Agreement is hereby amended by deleting the phrase "acceptance of such shares for payment or the payment therefor," and replacing it with "expiration of the Offer".

6.   EFFECT

     Except as hereby amended pursuant to Section 9.3 thereof, the Original Agreement continues to be, and shall remain, in full force and effect in accordance with its terms with no other modification or waiver. The General Provisions set forth in Article 10 of the Original Agreement are incorporated by reference as if set forth fully herein.

                                  SIGNATORIES


IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.


                                   SAP AMERICA, INC.,

                                   By: /s/ Brad C. Brubaker
                                      ____________________________________

                                      Brad C. Brubaker
                                      Authorized Signatory



                                   SAPPHIRE EXPANSION CORPORATION,

                                   By: /s/ James Mackey
                                      ____________________________________

                                      James Mackey
                                      President



                                   RETEK INC.,

                                   By: /s/ Martin J. Leestma
                                      ____________________________________

                                      Martin J. Leestma
                                      President and Chief Executive Officer



                                       2